UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 11, 2025

POWER REIT

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-36312

(Commission File Number)

45-3116572

(IRS Employer Identification No.)

301 Winding Road

Old Bethpage, NY 11804

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (212) 750-0371

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares	PW	NYSE (American)

7.75% Series A Cumulative Redeemable Perpetual Preferred Stock, Liquidation Preference $25 per Share	PW.A	NYSE (American)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 – Completion of Acquisition or Disposition of Assets

As previously disclosed, Power REIT, through subsidiaries, invested in a portfolio of Controlled Environment Agriculture properties in the form of greenhouses (the “Greenhouse Portfolio”). About 50% of the Greenhouse Portfolio square footage was focused on growing produce and the other 50% was focused on cannabis. Unfortunately, the portfolio has not performed, and the Greenhouse Portfolio is largely vacant resulting in significant property related expenses without revenue to cover these costs as well as the cash requirements to cover debt service.

As previously disclosed, the Greenhouse Portfolio was security for a loan (the “Greenhouse Loan”) that was in default and the lender filed litigation and foreclosure actions. As previously disclosed, prior forbearance agreements with the lender expired on January 31, 2025. The loan was non-recourse to Power REIT but secured by the Greenhouse Portfolio. The Greenhouse Portfolio has been marketed for sale but, unfortunately, the market for these special purpose assets has been weak and we have not been able to generate enough sales to satisfy the obligations to the lender.

Power REIT, through its subsidiaries, has now resolved issues with its lender concerning the Greenhouse Loan by providing deeds-in-lieu of foreclosure for the properties in Michigan and Nebraska. In return, the lender released the remaining collateral back to subsidiaries of Power REIT and released obligations related to the Greenhouse Loan. Power REIT will continue to manage these retained assets, which are properties in Ordway, Colorado; a property in Walsenburg, Colorado; a property in Desert Hot Springs, California; a first mortgage on two properties in Ordway, Colorado; and a second mortgage on a property in Elliot, Maine. In addition, a subsidiary owns a greenhouse property located in Vinita, Oklahoma that was not security for the Greenhouse Loan.

The transaction related to the Greenhouse Loan results in the write-off of the Nebraska and Michigan properties, along with the remaining balance of the Greenhouse Loan. It will also relieve the ongoing costs associated with maintaining these properties. Power REIT will continue to seek to realize value from the retained assets and is exploring a shift in focus and is evaluating real estate distressed situations including properties, loans and companies.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information

The pro forma financial information of the Trust as adjusted to give effect for giving deeds-in-lieu for the properties in Michigan and Nebraska to the lender for the Greenhouse Loan in exchange for a release of the remaining collateral and obligations related to the Greenhouse Loan.

(d) Exhibits

99.1 Unaudited Pro Forma Consolidated Financial Statements

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER REIT

Date: April 15, 2025	By	/s/ David H. Lesser
David H. Lesser
Chairman of the Board and Chief Executive Officer